Exhibit 99

Piper Jaffray Companies Announces
2017 Fourth Quarter and Year-end Results

"Piper Jaffray produced the fourth consecutive year of record revenues in 2017 which, on a non-GAAP basis, drove the highest adjusted EPS and adjusted return on equity in the company’s history," said Chad R. Abraham, chief executive officer. "We are also pleased to announce a special dividend of $1.62 per share, which brings our total dividend for 2017 to $2.87 per share."

Financial Highlights

•	Record annual revenues of $874.9 million, up 17% from 2016. Fourth quarter revenues of $236.1 million were up 6% year-over-year.

•	Significant progress on remixing the business to advisory services as our focused execution and investments produced market share gains and strong financial results.

*	Record advisory services revenue of $443.3 million in 2017 represents a five-fold increase since 2013.

*	Advisory services revenues represented 51% of total revenues in 2017, up from 41% in 2016.

•
On a U.S. GAAP basis, we incurred a net loss of $61.9 million in 2017, or a loss of $5.07 per diluted common share. For the quarter, we incurred a net loss of $46.1 million, or a loss of $3.63 per diluted common share. These results were adversely impacted by certain non-cash charges.

*
The enactment of the Tax Cut and Jobs Act, which reduced the federal corporate tax rate to 21%, required a remeasurement of our deferred tax assets resulting in a $54.2 million non-cash write off in the fourth quarter of 2017.

*	We recorded non-cash goodwill impairment charges of $114.4 million and $82.9 million in the third quarter of 2017 and fourth quarter of 2016, respectively, related to our asset management business.

•
On a non-GAAP basis, record adjusted net income of $108.9 million, or $7.12 per diluted common share, increased approximately 50% compared to 2016. Fourth quarter adjusted net income of $27.6 million, or $1.80 per diluted common share, reflects a strong finish to the year.

•	We implemented a new dividend policy to be reflective of the level and stability of our earnings.

*	Intended to return between 30% and 50% of our adjusted net income to shareholders each year via quarterly dividends and a first quarter special cash dividend.

*
Declared a special cash dividend on the company's common stock of $1.62 per share. Including this special cash dividend and the regular quarterly dividends, we will have returned $2.87 per share, or approximately $43.5 million, in the past year to our shareholders.

*	Increased regular quarterly cash dividend by 20% from $0.3125 to $0.375 per share beginning in 2018.

	Three Months Ended			Twelve Months Ended
(Amounts in thousands, except per share data)	Dec. 31,	Dec. 31,	2017	Dec. 31,	Dec. 31,	2017
	2017	2016	vs. 2016	2017	2016	vs. 2016
U.S. GAAP
Net revenues	$236,082	$222,463	6.1%	$874,923	$747,349	17.1%
Net loss	$(46,074)	$(36,985)	N/M	$(61,939)	$(21,952)	N/M
Loss per diluted common share	$(3.63)	$(3.00)	N/M	$(5.07)	$(1.73)	N/M

Non-GAAP (1)
Adjusted net revenues	$235,643	$217,883	8.2%	$869,604	$736,279	18.1%
Adjusted net income	$27,626	$27,119	1.9%	$108,902	$72,642	49.9%
Adjusted earnings per diluted common share	$1.80	$1.75	2.9%	$7.12	$4.69	51.8%

(1)
A non-U.S. GAAP ("non-GAAP") measure. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." We believe that presenting our results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of our operating results across periods.

N/M — Not meaningful

Financial Summary

	Three Months Ended			Twelve Months Ended
(Amounts in thousands, except per share data)	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2017	2017	2016	2017	2016
U.S. GAAP
Net revenues	$236,082	$240,567	$222,463	$874,923	$747,349
Compensation ratio	76.0%	70.4%	69.2%	70.6%	68.3%
Non-compensation ratio	19.6%	63.7%	57.5%	32.8%	35.8%
Pre-tax operating margin	4.3%	(34.2)%	(26.6)%	(3.4)%	(4.1)%
Net loss	$(46,074)	$(49,713)	$(36,985)	$(61,939)	$(21,952)

Non-GAAP (1)
Adjusted net revenues	$235,643	$241,551	$217,883	$869,604	$736,279
Adjusted compensation ratio	65.7%	64.2%	63.9%	64.7%	64.4%
Adjusted non-compensation ratio	17.4%	14.4%	17.5%	17.6%	20.4%
Adjusted pre-tax operating margin	16.9%	21.3%	18.6%	17.7%	15.1%
Adjusted net income	$27,626	$32,521	$27,119	$108,902	$72,642

(1)
A non-GAAP measure. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." We believe that presenting our results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of our operating results across periods.

Full Year Commentary

•
Record advisory services revenues drove our increased net revenues in 2017. This business has been a strategic focus for us, and these results reflect significant market share gains. Also, equity financing revenues increased as the market environment for equity capital raising improved significantly after challenging conditions in 2016. These increases were partially offset by lower public finance revenues, which declined compared to record revenues in the prior year.

•
Our 2017 results include a $54.2 million tax charge for the remeasurement of our deferred tax assets as a result of the enacted lower federal corporate tax rate. This tax expense is excluded from our non-GAAP results.

•
The negative pre-tax operating margins on a GAAP basis were adversely impacted by goodwill impairment charges in 2017 and 2016, as well as acquisition-related compensation and intangible asset amortization expenses. Pre-tax operating margin in 2016 was also impacted by restructuring and integration costs primarily from the acquisition of Simmons & Company International. These items are excluded from our non-GAAP results.

•	On a non-GAAP basis, operating margin improved in 2017 due to operating leverage as a result of higher revenues.

Fourth Quarter Commentary

•	Strong performances in our advisory services and public finance businesses drove revenues in the fourth quarter of 2017.

•
Our GAAP compensation ratio increased both sequentially and year-over-year due to higher acquisition-related compensation costs. Our non-GAAP compensation ratio increased as a result of changes in the retirement provisions of our performance share units, which resulted in the recognition of additional compensation expense in the current quarter.

•
On a GAAP basis, our non-compensation ratio, pre-tax operating margin and net loss in the year-ago and sequential periods were adversely impacted by non-cash goodwill impairment charges of $82.9 million and $114.4 million, respectively, associated with our asset management segment.

•
Our GAAP net loss for the quarter was attributed to remeasuring our deferred tax assets arising from the enactment of the Tax Cuts and Jobs Act, which lowered the federal corporate tax rate to 21%. This resulted in a non-cash write-off of $54.2 million of our deferred tax assets. This charge was excluded from our non-GAAP results.

Business Segment Results
The firm has two reportable business segments: Capital Markets and Asset Management. Consolidated net revenues and expenses are fully allocated to these two segments. The variance explanations for net revenues and adjusted revenues are consistent on both a U.S. GAAP and non-GAAP basis.

U.S. GAAP Results and Commentary

Capital Markets
The following table summarizes our Capital Markets business segment results on a U.S. GAAP basis for the periods presented:

	Three Months Ended			Percent Inc/(Dec)		Twelve Months Ended		Percent
	Dec. 31,	Sept. 30,	Dec. 31,	4Q '17	4Q '17	Dec. 31,	Dec. 31,	Inc/
(Amounts in thousands)	2017	2017	2016	vs. 3Q '17	vs. 4Q '16	2017	2016	(Dec)
Net revenues	$224,389	$227,988	$207,433	(1.6)%	8.2%	$822,435	$692,304	18.8%
Operating expenses	$213,637	$196,409	$185,235	8.8%	15.3%	$738,339	$645,863	14.3%
Pre-tax operating income	$10,752	$31,579	$22,198	(66.0)%	(51.6)%	$84,096	$46,441	81.1%
Pre-tax operating margin	4.8%	13.9%	10.7%			10.2%	6.7%

Fourth Quarter Commentary

•
Advisory services revenues were $111.1 million, an increase of 12% compared to the fourth quarter of 2016, reflecting strong execution in a favorable market environment. Revenues in the third quarter of 2017 were elevated by several large fees.

•
Equity financing revenues of $28.8 million increased 66% and 30% compared to the year-ago period and the sequential quarter, respectively. Market conditions, driven by increased valuations and low volatility, were conducive for equity capital raising in the fourth quarter of 2017.The total fee pool in our target market was up over 30% compared to both of the prior periods.

•
Debt financing revenues were $33.4 million, down 4% compared to a very strong fourth quarter of 2016. Revenues were up 54% compared to the third quarter of 2017 driven by an increase in municipal issuance volume as issuers raced to complete financings before the implementation of federal tax law changes in 2018.

•
Equity institutional brokerage revenues of $22.6 million decreased 10% compared to the year-ago period as low volatility resulted in lower trading volumes. Revenues increased 23% compared to the sequential quarter primarily due to an increase in fees received for equity research.

•
Fixed income institutional brokerage revenues were $26.3 million, up 34% and 27% compared to the fourth quarter of 2016 and the third quarter of 2017, respectively. We recorded increased trading gains in the fourth quarter as we took advantage of trading opportunities in the municipal market created by volatility stemming from record new issuance volume.

•
Investment income/(loss), which includes realized and unrealized gains and losses on investments (including amounts attributable to noncontrolling interests) in our merchant banking, energy and senior living funds, and other firm investments, was income of $2.5 million for the quarter, compared to income of $10.8 million and a loss of $0.7 million in the year-ago period and the sequential quarter, respectively. We recorded gains on our merchant banking portfolio in both the current quarter and the fourth quarter of 2016.

•
Operating expenses for the fourth quarter of 2017 were $213.6 million, up 15% and 9% compared to the fourth quarter of 2016 and the sequential quarter, respectively, due to higher acquisition-related compensation costs. In addition, operating expenses increased compared to the year-ago period due to higher compensation expenses arising from increased revenues, and increased compared to the third quarter of 2017 due to higher non-compensation expenses.

•
Segment pre-tax operating margin was 4.8% compared to 10.7% in the year-ago period and 13.9% in the third quarter of 2017. Pre-tax operating margin decreased compared to both of the prior periods due to higher acquisition-related compensation costs and the recognition of additional compensation expense in the current quarter related to a recent change in the retirement provisions of our performance share units. The full year impact of this change was captured in the current quarter. Pre-tax operating margin also decreased compared to the sequential quarter due to a higher non-compensation ratio.

Full Year Commentary

•
Net revenues were $822.4 million, up 19% compared to $692.3 million in the prior year driven by record advisory services revenues. The increase reflects our long-term efforts to invest in and grow the advisory services business and the breadth of our platform. Revenue growth in advisory services also reflects market share gains. Equity financing revenues increased in 2017 after experiencing challenging market conditions for most of 2016, particularly in our focus sectors. These increases were partially offset by lower debt financing and equity institutional brokerage revenues. Debt financing revenues declined moderately compared to record revenues in 2016, and equity institutional brokerage revenues declined as historically low levels of volatility reduced client trading volumes in 2017.

•
Segment pre-tax operating margin increased compared to the prior year due to a lower non-compensation ratio driven by higher revenues and lower levels of restructuring costs, which was partially offset by higher acquisition-related compensation costs.

Asset Management
The following table summarizes our Asset Management business segment results on a U.S. GAAP basis for the periods presented:

	Three Months Ended			Percent Inc/(Dec)		Twelve Months Ended		Percent
	Dec. 31,	Sept. 30,	Dec. 31,	4Q '17	4Q '17	Dec. 31,	Dec. 31,	Inc/
(Amounts in thousands)	2017	2017	2016	vs. 3Q '17	vs. 4Q '16	2017	2016	(Dec)
Management and performance fees	$11,430	$12,140	$14,722	(5.8)%	(22.4)%	$51,269	$54,309	(5.6)%
Investment income	$263	$439	$308	(40.1)%	(14.6)%	$1,219	$736	65.6%
Operating expenses	$12,208	$126,394	$96,504	(90.3)%	(87.3)%	$165,907	$132,360	25.3%
Pre-tax operating loss	$(515)	$(113,815)	$(81,474)	N/M	N/M	$(113,419)	$(77,315)	N/M
Pre-tax operating margin	(4.4)%	(904.8)%	(542.1)%			(216.1)%	(140.5)%
N/M — Not meaningful

Fourth Quarter Commentary

•
AUM was $7.3 billion at the end of the fourth quarter of 2017, compared to $8.7 billion in the year-ago period and $7.6 billion at the end of the third quarter of 2017. The decline in AUM sequentially is attributable to net client outflows in both our equity and MLP product offerings.

•
Management and performance fees of $11.4 million decreased 22% compared to the year-ago period primarily due to lower management fees from both our equity and MLP strategies from lower average AUM, as well as a lower effective yield driven by the mix of our equity products. Management and performance fees decreased 6% compared to the sequential quarter due primarily to lower management fees from our MLP strategies resulting from lower average AUM.

•
Operating expenses for the current quarter were $12.2 million, compared to $96.5 million and $126.4 million for the year-ago period and the third quarter of 2017, respectively. We recorded non-cash goodwill impairment charges of $82.9 million and $114.4 million in the fourth quarter of 2016 and the sequential quarter, respectively.

•
Segment pre-tax operating margin was a negative 4.4% in the current period due to declining profitability in the business. Pre-tax operating margin was negative in both of the prior periods due to non-cash goodwill impairment charges.

Full Year Commentary

•
Management and performance fees were $51.3 million in 2017, down 6% compared to 2016, primarily due to lower management fees in our equity product offerings. The decrease resulted from lower average AUM driven by net client outflows. The decrease was partially offset by higher management fees from our MLP product offerings.

•	The goodwill impairment charges recorded in 2017 and 2016 drove the negative pre-tax operating margins for both years.

Non-GAAP Results and Commentary
Throughout the press release we present financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). The non-GAAP financial measures include adjustments to exclude (1) revenues and expenses related to noncontrolling interests, (2) amortization of intangible assets related to acquisitions, (3) compensation and non-compensation expenses from acquisition-related agreements, (4) restructuring and acquisition integration costs, (5) goodwill impairment charges and (6) the impact from remeasuring deferred tax assets resulting from changes to the U.S. federal tax code. Management believes that presenting results and measures on this adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods, and enhances the overall understanding of our current financial performance by excluding certain items that may not be indicative of our core operating results. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Capital Markets
The following table summarizes our Capital Markets business segment results on a non-GAAP basis for the periods presented:

	Three Months Ended			Percent Inc/(Dec)		Twelve Months Ended		Percent
	Dec. 31,	Sept. 30,	Dec. 31,	4Q '17	4Q '17	Dec. 31,	Dec. 31,	Inc/
(Amounts in thousands)	2017	2017	2016	vs. 3Q '17	vs. 4Q '16	2017	2016	(Dec)
Adjusted net revenues	$223,950	$228,972	$202,853	(2.2)%	10.4%	$817,116	$681,234	19.9%
Adjusted operating expenses	$184,953	$179,269	$165,214	3.2%	11.9%	$669,630	$580,974	15.3%
Adjusted pre-tax operating income	$38,997	$49,703	$37,639	(21.5)%	3.6%	$147,486	$100,260	47.1%
Adjusted pre-tax operating margin	17.4%	21.7%	18.6%			18.0%	14.7%
The variance explanations for adjusted net revenues on a non-GAAP basis are consistent with those for net revenues on a U.S. GAAP basis.

Fourth Quarter Commentary

•
Adjusted operating expenses for the fourth quarter of 2017 were $185.0 million, up 12% and 3% compared to the fourth quarter of 2016 and the third quarter of 2017, respectively. The increase compared to the year-ago period was primarily due to higher compensation expenses as a result of increased revenues and profitability.

•
Adjusted segment pre-tax operating margin was 17.4% compared to 18.6% in the year-ago period and 21.7% in the third quarter of 2017. Adjusted pre-tax operating margin was lower compared to both prior periods due to a higher compensation ratio resulting from additional compensation expense in the current quarter related to a change in the retirement provisions of our performance share units. Also, adjusted pre-tax operating margin declined compared to the sequential quarter due to a higher non-compensation ratio.

Full Year Commentary

•
Adjusted segment pre-tax operating margin of 18.0% in 2017 was an increase from the 14.7% operating margin recorded in 2016 due to operating leverage as a result of higher revenues and business mix. Adjusted net revenues increased 20% in 2017 and adjusted operating expenses increased 15% compared to 2016, reflecting operating leverage in the business.

Asset Management
The following table summarizes our Asset Management business segment results on a non-GAAP basis for the periods presented:

	Three Months Ended			Percent Inc/(Dec)		Twelve Months Ended		Percent
	Dec. 31,	Sept. 30,	Dec. 31,	4Q '17	4Q '17	Dec. 31,	Dec. 31,	Inc/
(Amounts in thousands)	2017	2017	2016	vs. 3Q '17	vs. 4Q '16	2017	2016	(Dec)
Management and performance fees	$11,430	$12,140	$14,722	(5.8)%	(22.4)%	$51,269	$54,309	(5.6)%
Investment income	$263	$439	$308	(40.1)%	(14.6)%	$1,219	$736	65.6%
Adjusted operating expenses	$10,819	$10,753	$12,138	0.6%	(10.9)%	$46,322	$43,824	5.7%
Adjusted pre-tax operating income	$874	$1,826	$2,892	(52.1)%	(69.8)%	$6,166	$11,221	(45.0)%
Adjusted pre-tax operating margin	7.5%	14.5%	19.2%			11.7%	20.4%
Adjusted segment pre-tax operating margin excluding investment income*	5.3%	11.4%	17.6%			9.6%	19.3%
* Management believes that presenting adjusted segment pre-tax operating margin excluding investment income, a non-GAAP measure, provides the most meaningful basis for comparison of the operating results for the Asset Management segment across periods.

The variance explanations for adjusted net revenues on a non-GAAP basis are consistent with those for the corresponding measures on a U.S. GAAP basis. The difference between our operating expenses on a U.S. GAAP basis and our adjusted operating expenses on a non-GAAP basis is due to goodwill impairment charges and intangible asset amortization expense. See the discussion above on AUM.

Fourth Quarter Commentary

•
Adjusted operating expenses for the fourth quarter of 2017 were $10.8 million, down 11% compared to the fourth quarter of 2016, due to lower expenses resulting from reduced headcount which were partially offset by higher non-compensation expenses.

•
Adjusted segment pre-tax operating margin was 7.5% compared to 19.2% in the year-ago period and 14.5% in the third quarter of 2017. Excluding investment income on firm capital invested in our strategies, adjusted segment pre-tax operating margin related to our core asset management operations was 5.3% in the fourth quarter of 2017, compared to 17.6% in the year-ago period and 11.4% in the sequential quarter. Adjusted pre-tax operating margin declined compared to both of the prior periods due to lower management fees.

Full Year Commentary

•
Adjusted pre-tax operating margin declined from 20.4% in 2016 to 11.7% in 2017. Excluding investment income, adjusted pre-tax operating margin was 9.6% in 2017, compared to 19.3% in the prior year. The decrease was due to declining revenues and increasing operating expenses.

Taxes
The Tax Cuts and Jobs Act, which was enacted on December 22, 2017, will have a significant impact on the federal tax code, including a corporate federal rate reduction from 35% to 21% effective in 2018. In the fourth quarter of 2017, the new tax law resulted in a one-time non-cash write-off of $54.2 million as we remeasured our deferred tax assets based on the lower enacted rate. In addition, certain corporate tax deductions will be repealed or amended. For example, corporate tax deductions for public company executive compensation in excess of $1 million will no longer be allowed. Beginning in 2018, our non-GAAP effective tax rate is estimated to be between 25% and 27%.
Effective as of January 1, 2017, new accounting guidance requires us to recognize the income tax effects of stock-based compensation awards in the income statement when the awards vest, rather than as additional paid-in capital. For the three and twelve months ended December 31, 2017, we recorded a tax benefit of $0.1 million and $9.2 million, respectively, related to restricted stock vesting at values greater than the grant price.

Dividends
In the fourth quarter of 2017, our Board of Directors approved a new dividend policy intended to return between approximately 30% and 50% of the company's adjusted net income from the previous fiscal year to shareholders. This will include the addition of an annual special cash dividend, payable in the first quarter of each year. Our Board of Directors has declared a special cash dividend on the company's common stock of $1.62 per share. This special dividend will be paid on March 15, 2018, to shareholders of record as of the close of business on February 26, 2018. Including this special cash dividend and the regular quarterly dividends totaling $1.25 per share paid during 2017, we will have returned approximately 40% of our fiscal year 2017 adjusted net income to shareholders.
Our Board of Directors has also declared a quarterly cash dividend on the company's common stock of $0.375 per share to be paid on March 15, 2018, to shareholders of record as of the close of business on February 26, 2018. We initiated the payment of a quarterly dividend in the first quarter of 2017 as another way of returning capital to our shareholders and reflects the level and stability of our earnings.

Additional Shareholder Information

	For the Quarter Ended
	Dec. 31, 2017	Sept. 30, 2017	Dec. 31, 2016
Full time employees	1,266	1,275	1,297
Equity financings
# of transactions	24	16	20
Capital raised	$5.1 billion	$1.9 billion	$4.0 billion
Municipal negotiated issuances
# of transactions	188	139	201
Par value	$4.6 billion	$3.4 billion	$4.5 billion
Advisory transactions
# of transactions	45	43	46
Aggregate deal value	$6.5 billion	$11.3 billion	$8.3 billion
Asset Management
AUM	$7.3 billion	$7.6 billion	$8.7 billion
Common shareholders’ equity	$693.3 million	$738.3 million	$759.3 million
Number of common shares outstanding (in thousands)	12,911	12,900	12,392
Rolling 12 month return on average common shareholders’ equity *	(8.1)%	(6.8)%	(2.8)%
Adjusted rolling 12 month return on average common shareholders’ equity †	14.2%	13.9%	9.2%
Book value per share	$53.70	$57.23	$61.27
Tangible book value per share ‡	$45.59	$48.89	$42.43

*
Rolling 12 month return on average common shareholders' equity is computed by dividing net income applicable to Piper Jaffray Companies' for the last 12 months by average monthly common shareholders' equity.

†
Adjusted rolling 12 month return on average common shareholders' equity, a non-GAAP measure, is computed by dividing adjusted net income for the last 12 months by average monthly common shareholders' equity. For a detailed explanation of the components of adjusted net income, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." Management believes that the adjusted rolling 12 month return on average common shareholders' equity provides a meaningful measure of our return on the core operating results of the business.

‡    Tangible book value per share, a non-GAAP measure, is computed by dividing tangible common shareholders' equity by common shares outstanding. Tangible common shareholders' equity equals total common shareholders' equity less goodwill and identifiable intangible assets. Management believes that tangible book value per share is a meaningful measure of the tangible assets deployed in our business. Shareholders' equity is the most directly comparable U.S. GAAP financial measure to tangible shareholders' equity. The following is a reconciliation of shareholders' equity to tangible shareholders' equity:

	As of	As of	As of
(Amounts in thousands)	Dec. 31, 2017	Sept. 30, 2017	Dec. 31, 2016
Common shareholders’ equity	$693,332	$738,266	$759,250
Deduct: goodwill and identifiable intangible assets	104,689	107,623	233,452
Tangible common shareholders’ equity	$588,643	$630,643	$525,798

Additional Shareholder Information – Continued

	For the Year Ended
	Dec. 31, 2017	Dec. 31, 2016
Equity financings
# of transactions	84	68
Capital raised	$17.1 billion	$13.7 billion
Municipal negotiated issuances
# of transactions	622	718
Par value	$15.3 billion	$16.7 billion
Advisory transactions
# of transactions	163	150
Aggregate deal value	$34.3 billion	$22.3 billion

Conference Call
Chad R. Abraham, chief executive officer; Debbra L. Schoneman, president; and Timothy L. Carter, chief financial officer, will hold a conference call to review the financial results on Thursday, February 1, 2018, at 9 a.m. Eastern Time (8 a.m. Central Time). The earnings release will be available on or after February 1, 2018, at the firm's Web site at www.piperjaffray.com. The call can be accessed via webcast or by dialing (888) 810-0209 (toll-free domestic) or (706) 902-1361 (international) and referencing reservation number: 9599039. Callers should dial in at least 15 minutes prior to the call time. A replay of the conference call will be available beginning at approximately noon Eastern Time (11 a.m. Central Time) on February 1, 2018 at the same Web address or by dialing (855) 859-2056 and referencing reservation number: 9599039.

About Piper Jaffray
Piper Jaffray is an investment bank and asset management firm serving clients in the U.S. and internationally. Proven advisory teams combine deep industry, product and sector expertise with ready access to capital. Founded in 1895, the firm is headquartered in Minneapolis and has offices across the United States and in London, Aberdeen, Hong Kong and Zurich. www.piperjaffray.com

Investor Relations Contact
Tom Smith
(612) 303-6336

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about the outlook for corporate advisory (i.e., M&A), public finance and capital markets transactions (including our performance in specific sectors and the outlook for future quarters), economic and market conditions (including the outlook for equity markets and the interest rate environment), the state of our equity and fixed income brokerage and asset management business (e.g., the impact of new European regulatory requirements), anticipated financial results generally (including expectations regarding our revenue levels, compensation ratio, compensation and benefits expense, effective tax rate, non-compensation expenses, operating margins, earnings per share, and return on equity), current deal pipelines (or backlogs), the liquidity of fixed income markets and impact on our related inventory, our strategic priorities (including the diversification of our product platform and growth in corporate advisory and public finance), our remixing efforts for current product offerings, the payment of our quarterly and special dividends to our shareholders, or other similar matters.

Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:

•
revenues from corporate advisory (i.e., M&A) engagements and equity and debt financings may vary materially depending on the number, size, and timing of completed transactions, and completed transactions do not generally provide for subsequent engagements;

•
market and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;

•
the volume of anticipated investment banking transactions – both corporate advisory (i.e., M&A) and equity financing – as reflected in our deal pipelines and the corresponding revenues from the transactions may vary from quarter to quarter significantly, particularly if there is a decline in macroeconomic conditions or the financial markets, or if the terms of any transactions are modified;

•
asset management revenue may vary based on product trends favoring passive investment products, and investment performance and market factors, with market factors impacting certain sectors that are more heavily weighted to our business, e.g. energy-based MLP funds;

•
interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business and the negative impact could be exaggerated by reduced liquidity in the fixed income markets; and

•	our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.

A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2016, and updated in our subsequent reports filed with the SEC (available at our Web site at www.piperjaffray.com and at the SEC Web site at www.sec.gov).

Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.

© 2018 Piper Jaffray Companies, 800 Nicollet Mall, Suite 1000, Minneapolis, Minnesota 55402-7020
###

Piper Jaffray Companies
Preliminary Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	4Q '17	4Q '17	Dec. 31,	Dec. 31,	Percent
(Amounts in thousands, except per share data)	2017	2017	2016	vs. 3Q '17	vs. 4Q '16	2017	2016	Inc/(Dec)
Revenues:
Investment banking	$172,577	$190,482	$152,306	(9.4)%	13.3%	$633,837	$490,340	29.3%
Institutional brokerage	43,480	34,873	38,763	24.7	12.2	154,563	161,186	(4.1)
Asset management	12,824	12,818	16,973	—	(24.4)	56,835	60,672	(6.3)
Interest	9,305	7,164	8,980	29.9	3.6	31,954	33,074	(3.4)
Investment income/(loss)	2,596	(422)	10,583	N/M	(75.5)	18,002	24,602	(26.8)
Total revenues	240,782	244,915	227,605	(1.7)	5.8	895,191	769,874	16.3

Interest expense	4,700	4,348	5,142	8.1	(8.6)	20,268	22,525	(10.0)

Net revenues	236,082	240,567	222,463	(1.9)	6.1	874,923	747,349	17.1

Non-interest expenses:
Compensation and benefits	179,474	169,469	153,842	5.9	16.7	617,635	510,612	21.0
Outside services	10,400	7,495	10,366	38.8	0.3	38,012	39,289	(3.3)
Occupancy and equipment	8,616	8,127	9,502	6.0	(9.3)	33,462	34,813	(3.9)
Communications	7,866	7,136	7,157	10.2	9.9	29,891	29,626	0.9
Marketing and business development	8,781	6,683	6,600	31.4	33.0	31,293	30,404	2.9
Trade execution and clearance	2,302	2,125	1,965	8.3	17.2	8,166	7,651	6.7
Restructuring and integration costs	—	—	—	—	—	—	10,206	(100.0)
Goodwill impairment	—	114,363	82,900	(100.0)	(100.0)	114,363	82,900	38.0
Intangible asset amortization	3,934	3,822	5,814	2.9	(32.3)	15,400	21,214	(27.4)
Back office conversion costs	900	1,293	561	(30.4)	60.4	3,927	561	600.0
Other operating expenses	3,572	2,290	3,032	56.0	17.8	12,097	10,947	10.5
Total non-interest expenses	225,845	322,803	281,739	(30.0)	(19.8)	904,246	778,223	16.2

Income/(loss) before income tax expense/(benefit)	10,237	(82,236)	(59,276)	N/M	N/M	(29,323)	(30,874)	N/M

Income tax expense/(benefit)	57,141	(31,423)	(25,895)	N/M	N/M	30,229	(17,128)	N/M

Net loss	(46,904)	(50,813)	(33,381)	N/M	N/M	(59,552)	(13,746)	N/M

Net income/(loss) applicable to noncontrolling interests	(830)	(1,100)	3,604	N/M	N/M	2,387	8,206	(70.9)

Net loss applicable to Piper Jaffray Companies (a)	$(46,074)	$(49,713)	$(36,985)	N/M	N/M	$(61,939)	$(21,952)	N/M

Net loss applicable to Piper Jaffray Companies’ common shareholders (a)	$(46,771)	$(50,415)	$(36,985)	N/M	N/M	$(64,875)	$(21,952)	N/M

Loss per common share
Basic	$(3.63)	$(3.91)	$(3.00)	N/M	N/M	$(5.07)	$(1.73)	N/M
Diluted (b)	$(3.63)	$(3.91)	$(3.00)	N/M	N/M	$(5.07)	$(1.73)	N/M

Dividends declared per common share	$0.31	$0.31	$—	—	N/M	$1.25	$—	N/M

Weighted average number of common shares outstanding
Basic	12,906	12,898	12,337	0.1%	4.6%	12,807	12,674	1.0%
Diluted	13,075	12,975	12,519	0.8%	4.4%	12,978	12,779	1.6%
N/M — Not meaningful

(a)
Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of distributed and undistributed earnings to participating securities. No allocation of undistributed earnings is made for periods in which a loss is incurred. Distributed earnings (e.g., dividends) are allocated to participating securities. Participating securities include all of the Company’s unvested restricted shares.

(b)	Earnings per diluted common share is calculated using the basic weighted average number of common shares outstanding for periods in which a loss is incurred.

Piper Jaffray Companies
Preliminary Segment Data (U.S. GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	4Q '17	4Q '17	Dec. 31,	Dec. 31,	Percent
(Dollars in thousands)	2017	2017	2016	vs. 3Q '17	vs. 4Q '16	2017	2016	Inc/(Dec)
Capital Markets
Investment banking
Financing
Equities	$28,767	$22,117	$17,330	30.1%	66.0%	$98,996	$71,161	39.1%
Debt	33,368	21,687	34,818	53.9	(4.2)	93,434	115,013	(18.8)
Advisory services	111,098	146,816	99,683	(24.3)	11.5	443,303	304,654	45.5
Total investment banking	173,233	190,620	151,831	(9.1)	14.1	635,733	490,828	29.5

Institutional sales and trading
Equities	22,632	18,410	25,219	22.9	(10.3)	81,717	87,992	(7.1)
Fixed income	26,318	20,676	19,648	27.3	33.9	89,455	91,466	(2.2)
Total institutional sales and trading	48,950	39,086	44,867	25.2	9.1	171,172	179,458	(4.6)

Management and performance fees	1,394	678	2,251	105.6	(38.1)	5,566	6,363	(12.5)

Investment income/(loss)	2,485	(660)	10,782	N/M	(77.0)	17,640	24,791	(28.8)

Long-term financing expenses	(1,673)	(1,736)	(2,298)	(3.6)	(27.2)	(7,676)	(9,136)	(16.0)

Net revenues	224,389	227,988	207,433	(1.6)	8.2	822,435	692,304	18.8

Operating expenses	213,637	196,409	185,235	8.8	15.3	738,339	645,863	14.3

Segment pre-tax operating income	$10,752	$31,579	$22,198	(66.0)%	(51.6)%	$84,096	$46,441	81.1%

Segment pre-tax operating margin	4.8%	13.9%	10.7%			10.2%	6.7%

Asset Management
Management and performance fees
Management fees	$11,430	$12,140	$14,138	(5.8)%	(19.2)%	$51,269	$53,725	(4.6)%
Performance fees	—	—	584	—	(100.0)	—	584	(100.0)
Total management and performance fees	11,430	12,140	14,722	(5.8)	(22.4)	51,269	54,309	(5.6)

Investment income	263	439	308	(40.1)	(14.6)	1,219	736	65.6

Net revenues	11,693	12,579	15,030	(7.0)	(22.2)	52,488	55,045	(4.6)

Operating expenses (a)	12,208	126,394	96,504	(90.3)	(87.3)	165,907	132,360	25.3

Segment pre-tax operating loss	$(515)	$(113,815)	$(81,474)	N/M	N/M	$(113,419)	$(77,315)	N/M

Segment pre-tax operating margin	(4.4)%	(904.8)%	(542.1)%			(216.1)%	(140.5)%

Total
Net revenues	$236,082	$240,567	$222,463	(1.9)%	6.1%	$874,923	$747,349	17.1%

Operating expenses (a)	225,845	322,803	281,739	(30.0)	(19.8)	904,246	778,223	16.2

Pre-tax operating income/(loss)	$10,237	$(82,236)	$(59,276)	N/M	N/M	$(29,323)	$(30,874)	N/M

Pre-tax operating margin	4.3%	(34.2)%	(26.6)%			(3.4)%	(4.1)%
N/M — Not meaningful
(a) Operating expenses include a $114.4 million goodwill impairment charge for the three months ended September 30, 2017, and twelve months ended December 31, 2017, and a $82.9 million goodwill impairment charge for the three and twelve months ended December 31, 2016.

Piper Jaffray Companies
Preliminary Selected Summary Financial Information (Non-GAAP – Unaudited) (1)

	Three Months Ended			Percent Inc/(Dec)		Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	4Q '17	4Q '17	Dec. 31,	Dec. 31,	Percent
(Amounts in thousands, except per share data)	2017	2017	2016	vs. 3Q '17	vs. 4Q '16	2017	2016	Inc/(Dec)
Revenues:
Investment banking	$172,577	$190,482	$152,306	(9.4)%	13.3%	$633,837	$490,340	29.3%
Institutional brokerage	43,480	34,873	39,333	24.7	10.5	154,563	161,573	(4.3)
Asset management	12,824	12,818	16,973	—	(24.4)	56,835	60,672	(6.3)
Interest	9,305	7,164	8,431	29.9	10.4	31,954	31,013	3.0
Investment income	2,157	562	5,821	283.8	(62.9)	12,683	14,503	(12.5)
Total revenues	240,343	245,899	222,864	(2.3)	7.8	889,872	758,101	17.4

Interest expense	4,700	4,348	4,981	8.1	(5.6)	20,268	21,822	(7.1)

Adjusted net revenues (2)	$235,643	$241,551	$217,883	(2.4)%	8.2%	$869,604	$736,279	18.1%

Non-interest expenses:
Adjusted compensation and benefits (3)	$154,776	$155,160	$139,145	(0.2)%	11.2%	$562,636	$474,371	18.6%
Ratio of adjusted compensation and benefits to adjusted net revenues	65.7%	64.2%	63.9%			64.7%	64.4%

Adjusted non-compensation expenses (4)	$40,996	$34,862	$38,207	17.6%	7.3%	$153,316	$150,427	1.9%
Ratio of adjusted non-compensation expenses to adjusted net revenues	17.4%	14.4%	17.5%			17.6%	20.4%

Adjusted income:
Adjusted income before adjusted income tax expense (5)	$39,871	$51,529	$40,531	(22.6)%	(1.6)%	$153,652	$111,481	37.8%
Adjusted operating margin (6)	16.9%	21.3%	18.6%			17.7%	15.1%

Adjusted income tax expense (7)	12,245	19,008	13,412	(35.6)	(8.7)	44,750	38,839	15.2

Adjusted net income (8)	$27,626	$32,521	$27,119	(15.1)%	1.9%	$108,902	$72,642	49.9%
Effective tax rate (9)	30.7%	36.9%	33.1%			29.1%	34.8%

Adjusted net income applicable to Piper Jaffray Companies’ common shareholders (10)	$23,595	$27,718	$21,969	(14.9)%	7.4%	$92,184	$59,929	53.8%

Adjusted earnings per diluted common share	$1.80	$2.13	$1.75	(15.5)%	2.9%	$7.12	$4.69	51.8%

Weighted average number of common shares outstanding
Diluted	13,075	12,975	12,519	0.8%	4.4%	12,978	12,779	1.6%
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Jaffray Companies
Preliminary Adjusted Segment Data (Non-GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	4Q '17	4Q '17	Dec. 31,	Dec. 31,	Percent
(Dollars in thousands)	2017	2017	2016	vs. 3Q '17	vs. 4Q '16	2017	2016	Inc/(Dec)
Capital Markets
Investment banking
Financing
Equities	$28,767	$22,117	$17,330	30.1%	66.0%	$98,996	$71,161	39.1%
Debt	33,368	21,687	34,818	53.9	(4.2)	93,434	115,013	(18.8)
Advisory services	111,098	146,816	99,683	(24.3)	11.5	443,303	304,654	45.5
Total investment banking	173,233	190,620	151,831	(9.1)	14.1	635,733	490,828	29.5

Institutional sales and trading
Equities	22,632	18,410	25,219	22.9	(10.3)	81,717	87,992	(7.1)
Fixed income	26,318	20,676	19,830	27.3	32.7	89,455	90,495	(1.1)
Total institutional sales and trading	48,950	39,086	45,049	25.2	8.7	171,172	178,487	(4.1)

Management and performance fees	1,394	678	2,251	105.6	(38.1)	5,566	6,363	(12.5)

Investment income	2,046	324	6,020	531.5	(66.0)	12,321	14,692	(16.1)

Long-term financing expenses	(1,673)	(1,736)	(2,298)	(3.6)	(27.2)	(7,676)	(9,136)	(16.0)

Adjusted net revenues (2)	223,950	228,972	202,853	(2.2)	10.4	817,116	681,234	19.9

Adjusted operating expenses (12)	184,953	179,269	165,214	3.2	11.9	669,630	580,974	15.3

Adjusted segment pre-tax operating income	$38,997	$49,703	$37,639	(21.5)%	3.6%	$147,486	$100,260	47.1%

Adjusted segment pre-tax operating margin (6)	17.4%	21.7%	18.6%			18.0%	14.7%

Continued on next page

	Three Months Ended			Percent Inc/(Dec)		Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	4Q '17	4Q '17	Dec. 31,	Dec. 31,	Percent
(Dollars in thousands)	2017	2017	2016	vs. 3Q '17	vs. 4Q '16	2017	2016	Inc/(Dec)
Asset Management
Management and performance fees
Management fees	$11,430	$12,140	$14,138	(5.8)%	(19.2)%	$51,269	$53,725	(4.6)%
Performance fees	—	—	584	—	(100.0)	—	584	(100.0)
Total management and performance fees	11,430	12,140	14,722	(5.8)	(22.4)	51,269	54,309	(5.6)

Investment income	263	439	308	(40.1)	(14.6)	1,219	736	65.6

Net revenues	11,693	12,579	15,030	(7.0)	(22.2)	52,488	55,045	(4.6)

Adjusted operating expenses (13)	10,819	10,753	12,138	0.6	(10.9)	46,322	43,824	5.7

Adjusted segment pre-tax operating income (13)	$874	$1,826	$2,892	(52.1)%	(69.8)%	$6,166	$11,221	(45.0)%

Adjusted segment pre-tax operating margin (6)	7.5%	14.5%	19.2%			11.7%	20.4%

Adjusted segment pre-tax operating margin excluding investment income *	5.3%	11.4%	17.6%			9.6%	19.3%

Total
Adjusted net revenues (2)	$235,643	$241,551	$217,883	(2.4)%	8.2%	$869,604	$736,279	18.1%

Adjusted operating expenses	195,772	190,022	177,352	3.0	10.4	715,952	624,798	14.6

Adjusted pre-tax operating income (5)	$39,871	$51,529	$40,531	(22.6)%	(1.6)%	$153,652	$111,481	37.8%

Adjusted pre-tax operating margin (6)	16.9%	21.3%	18.6%			17.7%	15.1%
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."
* Management believes that presenting adjusted segment pre-tax operating margin excluding investment income, a non-GAAP measure, provides the most meaningful basis for comparison of the operating results for the Asset Management segment across periods.

Piper Jaffray Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
(Amounts in thousands, except per share data)	2017	2017	2016	2017	2016
Consolidated
Net revenues:
Net revenues – U.S. GAAP basis	$236,082	$240,567	$222,463	$874,923	$747,349
Adjustments:
Revenue related to noncontrolling interests (11)	(439)	984	(4,580)	(5,319)	(11,070)
Adjusted net revenues	$235,643	$241,551	$217,883	$869,604	$736,279

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$179,474	$169,469	$153,842	$617,635	$510,612
Adjustments:
Compensation from acquisition-related agreements	(24,698)	(14,309)	(14,697)	(54,999)	(36,241)
Adjusted compensation and benefits	$154,776	$155,160	$139,145	$562,636	$474,371

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$46,371	$153,334	$127,897	$286,611	$267,611
Adjustments:
Non-compensation expenses related to noncontrolling interests (11)	(1,269)	(116)	(976)	(2,932)	(2,864)
Restructuring and integration costs	—	—	—	—	(10,206)
Goodwill impairment	—	(114,363)	(82,900)	(114,363)	(82,900)
Amortization of intangible assets related to acquisitions	(3,934)	(3,822)	(5,814)	(15,400)	(21,214)
Non-compensation expenses from acquisition-related agreements	(172)	(171)	—	(600)	—
Adjusted non-compensation expenses	$40,996	$34,862	$38,207	$153,316	$150,427

Income/(loss) before income tax expense/(benefit):
Income/(loss) before income tax expense/(benefit) – U.S. GAAP basis	$10,237	$(82,236)	$(59,276)	$(29,323)	$(30,874)
Adjustments:
Revenue related to noncontrolling interests (11)	(439)	984	(4,580)	(5,319)	(11,070)
Expenses related to noncontrolling interests (11)	1,269	116	976	2,932	2,864
Compensation from acquisition-related agreements	24,698	14,309	14,697	54,999	36,241
Restructuring and integration costs	—	—	—	—	10,206
Goodwill impairment	—	114,363	82,900	114,363	82,900
Amortization of intangible assets related to acquisitions	3,934	3,822	5,814	15,400	21,214
Non-compensation expenses from acquisition-related agreements	172	171	—	600	—
Adjusted income before adjusted income tax expense	$39,871	$51,529	$40,531	$153,652	$111,481

Income tax expense/(benefit):
Income tax expense/(benefit) – U.S. GAAP basis	$57,141	$(31,423)	$(25,895)	$30,229	$(17,128)
Tax effect of adjustments:
Compensation from acquisition-related agreements	8,441	4,865	5,064	19,244	12,541
Restructuring and integration costs	—	—	—	—	3,192
Goodwill impairment	(572)	44,144	31,999	43,572	31,999
Amortization of intangible assets related to acquisitions	1,442	1,475	2,244	5,866	8,235
Non-compensation expenses from acquisition related agreements	(53)	(53)	—	(7)	—
Impact of the Tax Cuts and Jobs Act legislation	(54,154)	—	—	(54,154)	—
Adjusted income tax expense	$12,245	$19,008	$13,412	$44,750	$38,839

Continued on next page

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
(Amounts in thousands, except per share data)	2017	2017	2016	2017	2016
Net income/(loss) applicable to Piper Jaffray Companies:
Loss applicable to Piper Jaffray Companies – U.S. GAAP basis	$(46,074)	$(49,713)	$(36,985)	$(61,939)	$(21,952)
Adjustments:
Compensation from acquisition-related agreements	16,257	9,444	9,633	35,755	23,700
Restructuring and integration costs	—	—	—	—	7,014
Goodwill impairment	572	70,219	50,901	70,791	50,901
Amortization of intangible assets related to acquisitions	2,492	2,347	3,570	9,534	12,979
Non-compensation expenses from acquisition-related agreements	225	224	—	607	—
Impact of the Tax Cuts and Jobs Act legislation	54,154	—	—	54,154	—
Adjusted net income	$27,626	$32,521	$27,119	$108,902	$72,642

Net income/(loss) applicable to Piper Jaffray Companies' common shareholders:
Loss applicable to Piper Jaffray Companies' common stockholders – U.S. GAAP basis	$(46,771)	$(50,415)	$(36,985)	$(64,875)	$(21,952)
Adjustment for loss allocated to participating shares (10)	7,420	8,045	7,024	12,444	3,842
	(39,351)	(42,370)	(29,961)	(52,431)	(18,110)
Adjustments:
Compensation from acquisition-related agreements	13,885	8,049	7,803	30,266	19,552
Restructuring and integration costs	—	—	—	—	5,786
Goodwill impairment	489	59,848	41,235	59,924	41,993
Amortization of intangible assets related to acquisitions	2,128	2,000	2,892	8,070	10,708
Non-compensation expenses from acquisition-related agreements	192	191	—	514	—
Impact of the Tax Cuts and Jobs Act legislation	46,252	—	—	45,841	—
Adjusted net income applicable to Piper Jaffray Companies' common stockholders	$23,595	$27,718	$21,969	$92,184	$59,929

Earnings/(loss) per diluted common share:
Loss per diluted common share – U.S. GAAP basis	$(3.63)	$(3.91)	$(3.00)	$(5.07)	$(1.73)
Adjustment for loss allocated to participating shares (10)	0.62	0.64	0.56	1.04	0.30
	(3.01)	(3.27)	(2.44)	(4.03)	(1.43)
Adjustments:
Compensation from acquisition-related agreements	1.06	0.62	0.63	2.33	1.53
Restructuring and integration costs	—	—	—	—	0.45
Goodwill impairment	0.04	4.61	3.30	4.62	3.29
Amortization of intangible assets related to acquisitions	0.16	0.15	0.24	0.62	0.84
Non-compensation expenses from acquisition-related agreements	0.01	0.02	—	0.04	—
Impact of the Tax Cuts and Jobs Act legislation	3.54	—	—	3.54	—
Adjusted earnings per diluted common share	$1.80	$2.13	$1.75	$7.12	$4.69

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	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
(Amounts in thousands, except per share data)	2017	2017	2016	2017	2016
Capital Markets
Net revenues:
Net revenues – U.S. GAAP basis	$224,389	$227,988	$207,433	$822,435	$692,304
Adjustments:
Revenue related to noncontrolling interests (11)	(439)	984	(4,580)	(5,319)	(11,070)
Adjusted net revenues	$223,950	$228,972	$202,853	$817,116	$681,234

Operating expenses:
Operating expenses – U.S. GAAP basis	$213,637	$196,409	$185,235	$738,339	$645,863
Adjustments:
Expenses related to noncontrolling interests (11)	(1,269)	(116)	(976)	(2,932)	(2,864)
Compensation from acquisition-related agreements	(24,698)	(14,309)	(14,697)	(54,999)	(36,241)
Restructuring and integration costs	—	—	—	—	(10,197)
Amortization of intangible assets related to acquisitions	(2,545)	(2,544)	(4,348)	(10,178)	(15,587)
Non-compensation expenses from acquisition-related agreements	(172)	(171)	—	(600)	—
Adjusted operating expenses	$184,953	$179,269	$165,214	$669,630	$580,974

Segment pre-tax operating income:
Segment pre-tax operating income – U.S. GAAP basis	$10,752	$31,579	$22,198	$84,096	$46,441
Adjustments:
Revenue related to noncontrolling interests (11)	(439)	984	(4,580)	(5,319)	(11,070)
Expenses related to noncontrolling interests (11)	1,269	116	976	2,932	2,864
Compensation from acquisition-related agreements	24,698	14,309	14,697	54,999	36,241
Restructuring and integration costs	—	—	—	—	10,197
Amortization of intangible assets related to acquisitions	2,545	2,544	4,348	10,178	15,587
Non-compensation expenses from acquisition-related agreements	172	171	—	600	—
Adjusted segment pre-tax operating income	$38,997	$49,703	$37,639	$147,486	$100,260

Asset Management
Operating expenses:
Operating expenses – U.S. GAAP basis	$12,208	$126,394	$96,504	$165,907	$132,360
Adjustments:
Restructuring and integration costs	—	—	—	—	(9)
Goodwill impairment	—	(114,363)	(82,900)	(114,363)	(82,900)
Amortization of intangible assets related to acquisitions	(1,389)	(1,278)	(1,466)	(5,222)	(5,627)
Adjusted operating expenses	$10,819	$10,753	$12,138	$46,322	$43,824

Segment pre-tax operating income/(loss):
Segment pre-tax operating loss – U.S. GAAP basis	$(515)	$(113,815)	$(81,474)	$(113,419)	$(77,315)
Adjustments:
Restructuring and integration costs	—	—	—	—	9
Goodwill impairment	—	114,363	82,900	114,363	82,900
Amortization of intangible assets related to acquisitions	1,389	1,278	1,466	5,222	5,627
Adjusted segment pre-tax operating income	$874	$1,826	$2,892	$6,166	$11,221

This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Jaffray Companies
Notes to Non-GAAP Financial Schedules

(1)
Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.

(2)	A non-GAAP measure which excludes revenues related to noncontrolling interests (see (11) below).

(3)	A non-GAAP measure which excludes compensation expense from acquisition-related agreements.

(4)
A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (11) below), (b) non-compensation expenses from acquisition-related agreements, (c) restructuring and integration costs, (d) amortization of intangible assets related to acquisitions and (e) goodwill impairment charges.

(5)
A non-GAAP measure which excludes (a) revenues and expenses related to noncontrolling interests (see (11) below), (b) compensation and non-compensation expenses from acquisition-related agreements, (c) restructuring and integration costs, (d) amortization of intangible assets related to acquisitions and (e) goodwill impairment charges.

(6)	A non-GAAP measure which represents adjusted income before adjusted income tax expense as a percentage of adjusted net revenues.

(7)
A non-GAAP measure which excludes the income tax benefit from (a) compensation and non-compensation expenses from acquisition-related agreements, (b) restructuring and integration costs, (c) amortization of intangible assets related to acquisitions and (d) goodwill impairment charges. This also excludes the impact of a one-time remeasurement of deferred tax assets due to a lower federal corporate tax rate resulting from the enactment of the Tax Cuts and Jobs Act.

(8)
A non-GAAP measure which represents net income earned by the Company excluding (a) compensation and non-compensation expenses from acquisition-related agreements, (b) restructuring and integration costs, (c) amortization of intangible assets related to acquisitions, (d) goodwill impairment charges, (e) the impact of the enactment of the Tax Cuts and Jobs Act and (f) the income tax expense/(benefit) allocated to the adjustments.

(9)
Effective tax rate is a non-GAAP measure which is computed based on a quotient, the numerator of which is adjusted income tax expense and the denominator of which is adjusted income before adjusted income tax expense.

(10)
Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated adjusted net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested stock with dividend rights. No allocation of undistributed earnings is made for periods in which a loss is incurred.

(11)	Noncontrolling interests include revenue and expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Jaffray Companies.

(12)
A non-GAAP measure which excludes (a) expenses related to noncontrolling interests (see (11) above), (b) compensation and non-compensation expenses from acquisition-related agreements, (c) restructuring and integration costs and (d) amortization of intangible assets related to acquisitions.

(13)	A non-GAAP measure which excludes (a) restructuring and integration costs, (b) amortization of intangible assets related to acquisitions and (c) goodwill impairment charges.